Exhibit 10.2

AMENDMENT TO THE

MUSTANG BIO, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

This Amendment to the Mustang Bio, Inc. 2019 Employee Stock Purchase Plan (the “Plan”), is hereby adopted this 17th day of June, 2021, by the Board of Directors (the “Board”) of Mustang Bio, Inc. (the “Company”).

WITNESETH:

WHEREAS, the Company adopted the Plan for the purposes set forth therein; and

WHEREAS, pursuant to Section 21 of the Plan, the Board has the right to amend the Plan with respect to certain matters, provided that any material increase in the number of Shares available under the Plan shall be subject to stockholder approval; and

WHEREAS, the Board has approved and authorized this Amendment to the Plan and has recommended that the stockholders of the Company approve this Amendment;

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, subject to and effective as of the date of stockholder approval hereof, in the following particulars:

1.	Section 3 of the Plan is hereby amended by increasing the share reference in such section from 400,000 to 1,000,000, so that such section reads in its entirety as follows:

“3. Share Reserve. The maximum number of shares which may be issued under the Plan shall be one million (1,000,000) shares of Mustang’s authorized but unissued common stock, $0.0001 par value (the “Shares”). In the event that any Purchase Right for any reason expires or is canceled or terminated, the Shares allocable to the unexercised portion of such Purchase Right may again be subjected to a Purchase Right.”

2.	Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged, and the Plan as amended shall remain in full force and effect.

The foregoing is hereby acknowledged as being the Amendment to the Plan, as adopted by the Board on April 28, 2021, and approved by the Company’s stockholders on June 17, 2021.

MUSTANG BIO, INC.

By:	/s/ Manuel Litchman, M.D.
Manuel Litchman, M.D.
President and Chief Executive Officer